UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 6, 2014

US-DADI FERTILIZER INDUSTRY INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-35821	45-2725352
(Commission File Number)	(IRS Employer Identification No.)

699 Serramonte Blvd. Ste 212
Daly City, CA	94015
(Address of Principal Executive Offices)	(Zip Code)

(650) 530-0699

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On December 6, 2014, Haishuai Liu, Haitao Liu and Shuxia Wang resigned as directors of the corporation and appointed Benedict Ling Yam Lam, Mandy Fung-Yee Yip and Anthony Chai Fung Fan as directors to serve until the next regularly scheduled shareholders meeting. In addition, Benedict Ling Yam (CEO, President), Mandy Fung-Yee(CFO and Treasurer) and Anthony Chai Fung(Secretary) were elected to serve as the notated officers until the next officer election by the board of directors.

Benedict Ling Yam, LAM

Summary

Benedict is a seasoned and certified project management professional (PMP) who has more than 25 years of working experience in the IT industry and consulting business.

Benedict comes from a technical background and has developed business domain knowledge in various industries and demonstrated strong management skills at senior level.

Benedict is experienced in delivering advanced technological solution deploying best of the breed technologies for mission-critical systems. The projects that he managed are of highly degree in complexity, advanced and innovative, multi-million dollars in budget, tight in schedule and highly demanded by business.

Benedict has provided consultancy services to multi-national corporations, listed companies and renowned enterprises, in various industries, namely, finance, insurance and wealth management, telecommunications, manufacturing, logistics and supply chain, air cargo and ecommerce business.

Benedict has gained management and investing experience in the recent years and holds executive position in investment firm.

Working Experiences (Highlights)

Benedict is an experienced project management professional with excellent engagement and management skills to deliver innovative systems solutions to his clients.

Benedict has held various senior positions in HACTL, AXA, iASPEC and other consultancy firms. He has provided consultancy services to Cathay Pacific, ZTE Corporation, PCCW, Sun Hung Kai Properties Limited, SUNeVision, Hong Kong Productivity Council, LKM corporation, and involved in the bidding process for various government project proposals.

At Cathay Pacific, Benedict has involved in CX’s cargo terminal project to provide consultancy services which covered business validation from design to build and to implement, risk assessment and business advice in development its operations, automation and IT systems as well as its business continuity planning.

At ZTE Corporation, Benedict has involved in ZTE’s business reengineering project to provide consultancy services of ZTE headquarter in Shenzhen Science and Technology Park focusing on reengineering its logistics business and modernizing its operations. At the same time, Benedict has also provided recommendations to ZTE in the planning and development phase of its new R&D park in Heyuan.

At AXA China Region, a subsidiary of AXA (top 9th of the Global 500), Benedict has developed a brand new ecommerce platform and product solutions in traditional lines of business. He has supported the regional units in Asia as well as managed the outsourced service providers.

At Pacific Century CyberWorks, Benedict has involved in PCCW’s total design of its next generation blueprint. He provided design recommendations to PCCW in its enterprise architecture design and planning in order to meet its opportunities and challenges in the 4G arena.

At the Hong Kong Air Cargo Terminals Limited (the world’s largest single air cargo terminal facility), Benedict served as the project manager to build HACTL’s most complex and mission critical systems which manage and automate the air cargo handling business operations in its terminal at the Hong Kong International Airport. He also managed complex and critical projects such as testing and commissioning for the IT systems and facilities in HACTL’s new terminal and site relocation logistics for the new airport at Chek Lap Kok and the development of the Y2K compliance programme as well as the business contingency and continuity plan.

Benedict has substantial experience in quality management systems. Benedict led HACTL to obtain its ever first ISO9000 certification for its data centre. Benedict also led iASPEC to adopt the HKSQA model developed by HKPC. Benedict also led AXA HK to attain CMM Level 3 accreditation which was the pioneer in the group.

Qualifications

Benedict graduated from the Hong Kong Polytechnic in 1988 in Computing Studies and completed study in Victoria University (Australia) obtaining the Bachelor degree in Computer Sciences in 1995.

Benedict is a certified Project Management Professional (PMP). Benedict practiced PMBOK, SSADM, PRINCE, SEI-CMM/CMMI, HKSQA, ISO9000, AXAWAY and BCCP in the projects he has managed and involved.

Professional contributions

Benedict holds a number of positions in the I.T. professional organizations. He currently serves the community in the following capacities:

•	Member of the Hong Kong Computer Society (HKCS)
•	Member of the Institute of Electrical and Electronics Engineers (MIEEE)
•	Chairperson of the Project Management Specialist Group (PMSG) of the HKCS
•	Executive member of the Hong Kong Software Process Improvement Network (HKSPIN)
•	Executive member of the Quality Management division of the HKCS
•	Executive member of the Cloud Computing Special Interest Group (CCSIG) of HKCS

Benedict has been actively involved in the HKCS, universities, government and in the industry.

•	Conference organizer for the Hong Kong Computer Society (HKCS)
•	Project team and programme member for the conference organized by the Hong Kong Polytechnic University
•	Project team of the Government funded project – CMM Fast Track programme
•	Member of the I.T. in Education Task Force of HKCS
•	Member of the programme committee of the Hong Kong International Computer Conference, an annual prominent event for the IT industry in Hong Kong
•	Assessor of the Best Business Award in the Hong Kong Information and Communication Award since 2009, an government initiative for recognition of players in the IT industry in Hong Kong
•	Guest teaching positions in the SPACE of University of Hong Kong and SCE of Hong Kong Baptist University

Miss Mandy Fung-Yee, Yip

Hong Kong Agricultural Economic and Trade Promotional Association Limited (Vice-president)

World SME Trade Alliance Limited (Vice-president)

Miss Mandy Yip had started to work as a department head and general manager in the department of import and export in different trading companies since 1989. She also worked as a quota consultant in different Hong Kong enterprises. Moreover, she was invited to work as a consultant in Mainland for dealing with the problem about the registration when setting up a factory and mediating the document for customs clearance and bank document, those were about the procedure from import or export to receive payment. For instance, she needed to deal with the agreement of approval about import and export from China Custom; examine documents about customs clearance and the quota system of America, Europe and Canada; arrange the quota allocation of different countries in order to satisfy requirements of production process so that it would not excess cost and accomplish the process and procedure of legal export with minimum cost; examine banker’s credit given by customers to evaluate whether company could receive payment on time and its degree of risk. Those were the job duties of Miss Yip while she worked as a consultant.

Miss Yip had started to investigate some non-mainstream investment products since 1995. Some people, who did not understand about investment, might not have an awareness to invest some guaranteed products as a choice for adding value. She studied about company background, country background, rate of return, the relationship of guarantee and non-guarantee, product evaluation from different companies and the development and outlook of company. Therefore, she helped companies and clients avoid two economic crises.

Miss Yip started to conduct a survey and investigation aboard recently. She had visited farmers in Indonesia and taught them about the effect and disadvantage of using fertilizer. Also, she took soil sample from there in order to produce harmless fertilizer for them. All these visits had successfully made those people in poor districts or countries understand that there were charity organizations concerning about them.

Professional qualification and license

Member of Professional Insurance Brokers Association (PIBA)

Agent of Estate Agents Authority (EAA)

Anthony Chai Fung, Fan

Hong Kong Agricultural Economic and Trade Promotional Association Limited (President)

Mr Fan started his banking career in the securities department of an international bank in Hong Kong in 2008 to handle clients’ enquires about corporate actions and structural investment products.

In 2013, Mr Fan joined a trade union in Hong Kong. Being an active member of the union, Mr Fan took business trips and attended investment seminars in the Mainland and America so as to achieve the union’s target -- promoting Mainland’s organic agricultural products to all over the world

Item 9.01 Financial Statements and Exhibits

None.

         (d) Exhibits. The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
99.1	Resignation Minutes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US-DADI FERTILIZER INDUSTRY INTERNATIONAL, INC.

Date: December 29, 2014	By:	/s/ Anthony Chai Fung
Anthony Chai Fung
Secretary